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                                                                    EXHIBIT 10.1

                    FOURTH AMENDMENT TO AMENDED AND RESTATED
                       SENIOR REVOLVING CREDIT AGREEMENT


         This FOURTH AMENDMENT TO AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of this 6th day of April, 2001, by and among ENESCO GROUP, INC., a Massachusetts corporation (the "Borrower"), the Borrowing Subsidiaries who may from time to time become a party to the Amended and Restated Senior Revolving Credit Agreement, and FLEET NATIONAL BANK, a national banking association (the "Bank").

                                    RECITALS

         The Borrower and the Bank are parties to a certain Amended and Restated Senior Revolving Credit Agreement dated as of August 23, 2000, as amended by a First Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of November 27, 2000, as further amended by a Second Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of November 30, 2000, and as further amended by a Third Amendment to Amended and Restated Senior Revolving Credit Agreement dated as of March 23, 2001 (the "Credit Agreement"), pursuant to which the Bank has extended certain financial accommodations to the Borrower including those evidenced by a Borrower Note in the face amount of $50,000,000 dated August 3, 2000, a Back-Up L/C Demand Note in the face amount of $25,000,000 dated November 27, 2000 and a Back-Up F/X Demand Note in the face amount of $10,000,000 dated November 27, 2000. The Borrower and the Bank have agreed to further modify the terms and provisions of the Credit Agreement, as more fully described and set forth hereinbelow. Capitalized terms not otherwise defined in this Amendment shall have their meanings as defined in the Credit Agreement.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank agree that the Credit Agreement is amended as follows:

1. The definition of "Accounts Receivable," "Account" or "Accounts" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                       "Accounts Receivable," "Account" or "Accounts" means a
                  right to payment for goods sold or leased or for services rendered by Borrower or Subsidiaries, whether or not earned by performance, including all Accounts (as defined in the Uniform Commercial Code).

2. The definition of "Applicable Margin" (including the pricing grid and terms of pricing determination) which appears in ARTICLE I is deleted in its entirety and replaced with the following:


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                      "Applicable Margin" for LIBOR Advances or Cost of Funds
                  Advances means one hundred fifty basis points (1.50%). "Applicable Margin" for Alternate Base Rate Advances means zero basis points (0.00%).

3. The definition of "Borrowing Capacity" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                      "Borrowing Capacity" means the lesser of:

                          (x)  Forty Million Dollars ($40,000,000), or

                          (y) (i) the sum of eighty-five percent (85%) of Accounts Receivable of the Borrower for the months of April, May and June of 2001, (ii) the sum of seventy-five percent (75%) of Accounts Receivable of the Borrower for the month of July of 2001, and (iii) the sum of seventy percent (70%) of Accounts Receivable of the Borrower for each month thereafter, in each case, which Accounts Receivable are not Ineligible Accounts of the Borrower.

4. The definition of "Commitment" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                      "Commitment" means the obligation of the Bank, subject to
                  Borrowing Capacity, to make Loans not exceeding an aggregate principal amount of $25,000,000 for all such Loans outstanding at any time, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.1, as such amount may be modified from time to time pursuant to the terms hereof.

5. The definition of "Cost of Funds Advance" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                      "Cost of Funds Advance" means an Advance denominated in
                  Dollars which bears interest at the Cost of Funds Rate.

6.       The following definition for the term "Cost of Funds Rate" is added to
         ARTICLE I:

                      "Cost of Funds Rate" means with respect to any Cost of
                  Funds Advance, a rate per annum equal to the sum of (i) the Applicable Margin, plus (ii) the Cost of Funds.


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7.       The definition of "Facility Fee" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                      "Facility Fee" means a per annum fee equal to twenty-five
                  basis points (0.25%) payable quarterly in arrears by the Borrower to the Bank on the amount of the Commitment, irrespective of Borrowing Capacity or aggregate outstanding Advances.

8. The following additional subclauses (q) and (r) are added to the end of the definition of "Ineligible Accounts" which appears in ARTICLE I:

                      (q) Any Account due from any Account Debtor not domiciled
                  and having its principal place of business located in the United States.

                      (r) Any Account in which the Bank does not hold a valid,
                  duly perfected, first priority security interest.

9.       The following definition for the term "Inventory is added to ARTICLE I:

                      "Inventory" means and includes all present and future
                  Inventory as defined in the Uniform Commercial Code, excluding raw materials, work in process, and all materials used or consumed in the Debtor's business; all such Inventory as now owned or hereafter acquired, anywhere located including, without limitation, with manufacturers or at warehouses, including any such returned or repossessed inventory or any such inventory in transit, all products of the accessions to such inventory, and all documents of title, whether negotiable or non-negotiable, representing any of the foregoing.

10. The definition of "L/C Facility Limit" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                      "L/C Facility Limit" means the obligation of the Bank
                  pursuant to Section 2.1.B, subject to Borrowing Capacity (dollar for dollar based upon the aggregate stated amount of all Letters of Credit outstanding), to issue Letters of Credit up to an aggregate stated amount of all such Letters of Credit outstanding at any given time of $15,000,000.

11. The definition of "Loan Documents" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

                      "Loan Documents" means this Agreement, the Notes, the
                  Guarantees, the Pledge Agreements, the Security Agreements and any


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                  Elections to Participate executed by the Borrower, the
                  Borrowing Subsidiaries or any Guarantor in connection herewith.

12.      The following definition for the term "Security Agreements" is added to
         ARTICLE I:

                      "Security Agreements" mean the Security Agreements between the Borrower or any Subsidiary and the Bank relating to the grant of security interests to the Bank in certain personal property of the Borrower or any such Subsidiary.

13. Section 2.1 which appears in ARTICLE II is deleted in its entirety and replaced with the following:

                      "2.1. Commitment. From and including the date of this
                  Agreement and prior to the Facility Termination Date, the Bank agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Credit Parties from time to time subject to Borrowing Capacity in an aggregate Dollar Amount not to exceed at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, each Credit Party may borrow, repay and reborrow at any time prior to the Facility Termination Date. Unless earlier terminated in accordance with the terms and conditions of this Agreement, the Commitments to lend hereunder shall expire on the Facility Termination Date."

14. The first paragraph of Section 2.1.B which appears in ARTICLE II is deleted in its entirety and replaced with the following:

                      "2.1.B. Letter of Credit Facility. From and including the
                  date of this Agreement and prior to the Facility Termination Date, the Bank agrees, on the terms and conditions set forth in this Agreement, upon request of the Borrower, to issue Letters of Credit subject to the L/C Facility Limit with expiration dates of not later than 90 days beyond the Facility Termination Date (the "L/C Facility")."

15. Section 2.15 which appears in ARTICLE II is deleted in its entirety and replaced with the following:

                      "2.15. Letters of Credit. Letters of Credit may be issued, extended or renewed at any time prior to the Facility Termination Date. A per annum fee equal to one-half of the then Applicable Margin for LIBOR Advances multiplied by the stated amount of the Letter of Credit to be issued shall be paid by the Borrower to the Bank in connection with the


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                  issuance of each Letter of Credit. In addition, the Borrower shall pay to the Bank a fronting fee equal to one-eighth of one percent (0.125%) per annum on the amount of the Letter of Credit, plus all of the Bank's customary charges for processing, issuance and amendments to the Letter of Credit. All Letter of Credit fees and charges shall be payable on each Payment Date in arrears."

16.      The following additional subsections are added to the end of Section
         6.1:

                      (xiii) promptly following the execution of this Amendment, and on an annual basis within 45 days following the end of each fiscal year of the Borrower, a schedule of Accounts Receivable of the Borrower by Account Debtor, such schedule to include any Account Debtor or Account Debtors liable to the Debtor on any Account or Accounts in the aggregate of $25,000 or more, together with the address of each such Account Debtor and such other information as may be reasonably requested by the Bank, all in form and substance acceptable to the Bank, and certified as true and correct by the Chief Financial Officer of the Borrower.

                      (xiv) within 30 days after the close of each fiscal
                  quarter of the Borrower, a summary schedule of Accounts Receivable of the Borrower, with aging, and such other information for Account Debtors as may be reasonably requested by the Bank, all in form and substance acceptable to the Bank, and certified as true and correct by the Chief Financial Officer of the Borrower.

                      (xv) within 30 days after the close of each fiscal quarter of the Borrower, a complete schedule of Inventory of the Borrower by location, in form and substance acceptable to the Bank, and certified as true and correct by the Chief Financial Officer of the Borrower.

17.      The following additional Subsection 7.15 is added to the end of ARTICLE
         VII:

                      7.15 The occurrence of any Event of Default under any of the Security Agreements.

18. EXHIBIT C-1 attached as a part of the Credit Agreement is deleted in its entirety and replaced with EXHIBIT C-1 attached as a part of this Amendment.

19. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement shall remain in full force and effect and are


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         hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

20. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

21. It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair performance of the obligations of the Borrower under the Credit Agreement.

22. The Borrower hereby confirms and ratifies the obligations established under the Credit Agreement, as amended hereby.

23. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

24. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrower and the Bank.


                     [SIGNATURES APPEAR ON FOLLOWING PAGE]


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         IN WITNESS WHEREOF, the foregoing has been executed as an instrument under seal as of the date first above written.


WITNESS:                         ENESCO GROUP, INC.



                                 By:   /s/ Anne-Lee Verville
                                    -------------------------------------------
                                 Print Name:  Anne-Lee Verville
                                            -----------------------------------
                                 Title:    Interim CEO and President
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                                 By:   /s/ Jeffrey W. Lemajeur
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                                 Print Name:  Jeffrey W. Lemajeur
                                            -----------------------------------
                                 Title:    Chief Financial Officer
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                                 FLEET NATIONAL BANK



                                 By:       Sheryl McQuade
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                                 Its       Vice President
                                    -------------------------------------------



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